UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 28, 2020

PRESIDIO PROPERTY TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-53673	33-0841255
__________	__________	__________
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

4995 Murphy Canyon Road, Suite 300
San Diego, California 92123
(Address of Principal Executive Offices, Including Zip Code)
____________________

(760) 471-8536
(Registrant’s Telephone Number, Including Area Code)
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)N/A

(b)N/A

(c)N/A

(d)The Board of Directors of Presidio Property Trust, Inc. (“Company”) elected Jennifer A. Barnes as a director, effective February 28, 2020. Ms. Barnes shall serve until the Company’s 2020 annual meeting of stockholders or until her successor is duly elected and qualified. In addition, the Board of Directors appointed Ms. Barnes to serve as a member of the Audit Committee. She has been determined by the Board of Directors to satisfy the independence requirements of applicable Securities and Exchange Commission and Nasdaq rules.

Ms. Barnes currently serves as CEO of Optima Office, Inc., an accounting and HR services company that she founded in October 2018. From September 2012 to September 2018, she served as CEO of Pro Back Office, LLC, a company that she co-founded. Ms. Barnes has also held a number of controller and director of accounting positions at privately held for-profit and non-profit companies. She currently serves on the boards of the Better Business Bureau of the Pacific Southwest and the San Diego chapter of Junior Achievement. Ms. Barnes received a Bachelor of Science in Business Administration from University of Arizona and an Executive Master of Business Administration from San Diego State University.

In connection with her service as a director, Ms. Barnes will receive the Company’s current standard non-employee director cash and equity compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2020	PRESIDIO PROPERTY TRUST, INC.
By: /s/ Ann T. Nguyen
Ann T. Nguyen
Secretary & General Counsel